News Release
Investor Contact: Jeffrey Geyer, Jeffrey.Geyer@molinahealthcare.com, 305-317-3012
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-542-1845

Molina Healthcare Reports Third Quarter 2026 Financial Results
Reaffirms Full Year 2026 Earnings Guidance
Long Beach, Calif., October 21, 2026 – Molina Healthcare, Inc. (NYSE: MOH) (the “Company”) today reported third quarter 2026 GAAP income per diluted share of $0.73 and adjusted income per diluted share of $0.89. Financial results are summarized below:

	Three months ended		Nine months ended
	September 30,		September 30,
	2026	2025	2026	2025

(In millions, except per-share results)
Premium Revenue	$10,457	$10,841	$30,873	$32,337
Total Revenue	$11,082	$11,477	$32,752	$34,051

GAAP:
Net Income	$38	$79	$112	$632
EPS – Diluted	$0.73	$1.51	$2.19	$11.79
Medical Care Ratio (MCR)	92.9%	92.6%	92.1%	90.8%
G&A Ratio	6.4%	6.4%	6.8%	6.5%
Pre-tax Margin	0.5%	0.8%	0.5%	2.4%

Adjusted:
Net Income	$46	$97	$243	$724
EPS – Diluted	$0.89	$1.84	$4.74	$13.49
G&A Ratio	6.3%	6.3%	6.6%	6.4%
Pre-tax Margin	0.6%	1.0%	1.1%	2.7%

See the Reconciliation of Unaudited Non-GAAP Financial Measures at the end of this release.

Quarter Highlights
•As of September 30, 2026, the Company served approximately 4.9 million members.
•Premium revenue was approximately $10.5 billion for the third quarter of 2026.
•Third quarter 2026 GAAP income per diluted share was $0.73 and adjusted income per diluted share was $0.89.
•The Company reaffirmed its full year 2026 guidance of expected premium revenue of approximately $42 billion and adjusted earnings of at least $5.25 per diluted share.

“We are pleased with our third quarter results in this challenging environment and reaffirm our full year guidance,” said Joseph Zubretsky, President and Chief Executive Officer. “With the apparent plateauing of medical cost trend, which remains at elevated levels, and the strength of recent rate updates for 2027, we believe we are likely observing the beginning of the turn in Medicaid margins.”

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Molina Healthcare, Inc. Reports Third Quarter 2026 Financial Results

October 21, 2026
Premium Revenue
Premium revenue was approximately $10.5 billion for the third quarter of 2026, a decrease of 4% year over year. The lower premium revenue reflects the impact of lower membership in Medicaid and Marketplace, partially offset by rate updates.

Net Income
GAAP net income for the third quarter of 2026 was $38 million, or $0.73 per diluted share, a decrease of 52% year over year. Adjusted net income for the third quarter of 2026 was $46 million, or $0.89 per diluted share, a decrease of 53% year over year. The decrease is attributed mainly to a higher consolidated MCR.

Medical Care Ratio (MCR)
•The consolidated MCR for the third quarter of 2026 was 92.9%.
•The Medicaid MCR for the third quarter of 2026 was 93.0% and in line with the Company’s expectations, reflecting rate updates and stable medical cost trend.
•The Medicare MCR for the third quarter of 2026 was 93.0% and in line with the Company’s expectations, reflecting stable medical cost trend.
•The Marketplace MCR for the third quarter of 2026 was 92.5% and in line with normal seasonality and the Company’s expectations.

General and Administrative Expense Ratio
The G&A ratio and the adjusted G&A ratio for the third quarter of 2026 were 6.4% and 6.3%, respectively, reflecting continued operating discipline.

Balance Sheet
Cash and investments at the parent company were approximately $608 million as of September 30, 2026, compared to $223 million as of December 31, 2025.
Days in claims payable at September 30, 2026, was 44, consistent with June 30, 2026.

Cash Flow
Operating cash flow for the nine months ended September 30, 2026, was $629 million, compared to an outflow of $237 million for the nine months ended September 30, 2025. The increase compared to the prior year was driven mainly by lower government receivable and payable settlements in 2026.

2026 Guidance
Premium revenue guidance for the full year is unchanged at approximately $42 billion.
The Company expects its full year 2026 GAAP earnings to be at least $2.38 per diluted share and reaffirmed its full year 2026 adjusted earnings of at least $5.25 per diluted share. Guidance metrics across all segments are also reaffirmed. Full year earnings guidance includes a loss of $1.50 per share due to the implementation of the new Florida Medicaid contract in the fourth quarter of 2026 and a loss of $1.00 per share due to performance of the traditional MAPD product, which the Company previously announced it will exit for 2027.

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Molina Healthcare, Inc. Reports Third Quarter 2026 Financial Results

October 21, 2026
Conference Call
Management will host a conference call and webcast to discuss Molina Healthcare’s third quarter ended September 30, 2026 results, at 8:00 a.m. Eastern Time on Thursday, October 22, 2026. The number to call for the interactive teleconference is (877) 883-0383 and the confirmation number is 6534841. A telephonic replay of the conference call will be available through Thursday, October 29, 2026, by dialing (855) 669-9658 and entering confirmation number 4361465. A live audio broadcast of this conference call will be available on Molina Healthcare’s investor relations website, investors.molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. For more information about Molina Healthcare, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This earnings release and the Company’s accompanying oral remarks contain forward-looking statements. The Company intends such forward-looking statements to be covered under the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements provide current expectations of future events based on certain assumptions, and all statements other than statements of historical fact contained in this earnings release and the Company’s accompanying oral remarks may be forward-looking statements. In some cases, you can identify forward-looking statements by words such as “guidance,” “future,” “anticipates,” “assumes,” “believes,” “embedded,” “estimates,” “expects,” “growth,” “intends,” “plans,” “predicts,” “projects,” “will,” “would,” “could,” “can,” “may,” or the negative of these terms or other similar expressions. Forward-looking statements contained in this earnings release include, but are not limited to, statements regarding the Company’s 2026 guidance and long-term performance outlook, trends with respect to rates, pretax margins, utilization, and medical costs, including the timing thereof and the anticipated impact on the Company’s business, and our management’s plans and objectives for future operations and business strategy.
Actual results could differ materially due to numerous known and unknown risks and uncertainties. These risks and uncertainties are discussed under the headings “Forward-Looking Statements,” and “Risk Factors,” in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2025, which is on file with the U.S. Securities and Exchange Commission (the “SEC”), and in the Company’s other filings with the SEC, including its Quarterly Reports on Form 10-Q for the period ended March 31, 2026 and June 30, 2026 filed with the SEC and Quarterly Report on Form 10-Q for the period ended September 30, 2026, to be filed with the SEC.
These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or developments projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of October 21, 2026, and, except as otherwise required by law, the Company disclaims any obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.
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Molina Healthcare, Inc. Reports Third Quarter 2026 Financial Results

October 21, 2026
MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

	(In millions, except per-share amounts)
Revenue:
Premium revenue	$10,457	$10,841	$30,873	$32,337
Premium tax revenue	500	506	1,509	1,325
Investment income	102	108	301	322
Other revenue	23	22	69	67
Total revenue	11,082	11,477	32,752	34,051
Operating expenses:
Medical care costs	9,719	10,044	28,429	29,352
General and administrative expenses	710	729	2,213	2,214
Premium tax expenses	500	506	1,509	1,325
Depreciation and amortization	38	45	117	151
Impairment	—	—	93	—
Other	9	16	57	66
Total operating expenses	10,976	11,340	32,418	33,108
Operating income	106	137	334	943
Interest expense	53	49	161	140
Income before income tax expense	53	88	173	803
Income tax expense	15	9	61	171
Net income	$38	$79	$112	$632

Net income per share – Diluted	$0.73	$1.51	$2.19	$11.79

Diluted weighted average shares outstanding	51.5	52.5	51.3	53.6

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Molina Healthcare, Inc. Reports Third Quarter 2026 Financial Results

October 21, 2026
MOLINA HEALTHCARE, INC.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2026	2025
	Unaudited
	(Dollars in millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$4,479	$4,248
Investments	4,100	4,008
Receivables	3,359	3,533
Prepaid expenses and other current assets	576	655
Total current assets	12,514	12,444
Property, equipment, and capitalized software, net	324	301
Goodwill and intangible assets, net	2,073	2,195
Restricted investments	345	299
Deferred income taxes, net	267	178
Other assets	129	147
Total assets	$15,652	$15,564

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$4,988	$4,887
Amounts due government agencies	1,141	1,326
Accounts payable, accrued liabilities and other	1,183	1,093
Deferred revenue	82	66
Total current liabilities	7,394	7,372
Long-term debt	3,771	3,766
Finance lease liabilities	179	184
Other long-term liabilities	153	173
Total liabilities	11,497	11,495
Stockholders’ equity:
Common stock, $0.001 par value, 150 million shares authorized; outstanding: 52 million shares at September 30, 2026, and 51 million at December 31, 2025	—	—
Preferred stock, $0.001 par value; 20 million shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	536	452
Accumulated other comprehensive (loss) income	(95)	15
Retained earnings	3,714	3,602
Total stockholders’ equity	4,155	4,069
Total liabilities and stockholders’ equity	$15,652	$15,564

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Molina Healthcare, Inc. Reports Third Quarter 2026 Financial Results

October 21, 2026
MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2026	2025

	(In millions)
Operating activities:
Net income	$112	$632
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	117	151
Deferred income taxes	(54)	37
Share-based compensation	85	27
Impairment	93	—
Other, net	(21)	(2)
Changes in operating assets and liabilities:
Receivables	174	(118)
Prepaid expenses and other current assets	11	(25)
Medical claims and benefits payable	101	(157)
Amounts due government agencies	(185)	(467)
Accounts payable, accrued liabilities and other	88	(195)
Deferred revenue	16	(44)
Income taxes	92	(76)
Net cash provided by (used in) operating activities	629	(237)
Investing activities:
Purchases of investments	(1,245)	(607)
Proceeds from sales and maturities of investments	1,020	1,017
Purchases of property, equipment, and capitalized software	(94)	(102)
Net cash paid in business combinations	—	(245)
Other, net	(9)	19
Net cash (used in) provided by investing activities	(328)	82
Financing activities:
Proceeds from borrowings under credit facility and term loans	—	1,100
Common stock purchases	—	(1,000)
Repayment of credit facility and term loans	—	(360)
Common stock withheld to settle employee tax obligations	(15)	(37)
Other, net	(16)	35
Net cash used in financing activities	(31)	(262)
Net increase (decrease) in cash, cash equivalents, and restricted cash and cash equivalents	270	(417)
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	4,348	4,741
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$4,618	$4,324

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Molina Healthcare, Inc. Reports Third Quarter 2026 Financial Results

October 21, 2026
MOLINA HEALTHCARE, INC.
UNAUDITED SEGMENT DATA
(Dollars in millions)

	September 30,	December 31,	September 30,
	2026	2025	2025
Ending Membership by Segment:
Medicaid	4,372,000	4,568,000	4,639,000
Medicare	222,000	262,000	266,000
Marketplace	267,000	655,000	713,000
Other	1,000	6,000	10,000
Total	4,862,000	5,491,000	5,628,000

	Three Months Ended September 30,
	2026			2025
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$8,199	$577	93.0%	$8,015	$639	92.0%
Medicare	1,616	113	93.0	1,610	103	93.6
Marketplace	642	48	92.5	1,197	53	95.6
Other (2)	—	—	NM	19	2	NM
Consolidated	$10,457	$738	92.9%	$10,841	$797	92.6%

	Nine Months Ended September 30,
	2026			2025
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$24,175	$1,793	92.6%	$24,174	$2,127	91.2%
Medicare	4,698	413	91.2	4,686	436	90.7
Marketplace	1,994	233	88.3	3,401	411	87.9
Other (2)	6	5	NM	76	11	NM
Consolidated	$30,873	$2,444	92.1%	$32,337	$2,985	90.8%

(1)The MCR represents medical costs as a percentage of premium revenue.
(2) The Other MCRs are not meaningful.

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Molina Healthcare, Inc. Reports Third Quarter 2026 Financial Results

October 21, 2026
MOLINA HEALTHCARE, INC.
CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions)

The Company’s claims liabilities include additional reserves to account for moderately adverse conditions based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior year” represent the amounts by which the original estimates of claims and benefits payable at the beginning of the year were more than the actual liabilities based on information (principally the payment of claims) developed since those liabilities were first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Nine Months Ended
	September 30,
	2026	2025

	Unaudited
Medical claims and benefits payable, beginning balance	$4,887	$4,640
Components of medical care costs related to:
Current year	28,781	29,476
Prior year	(352)	(124)
Total medical care costs	28,429	29,352
Payments for medical care costs related to:
Current year	24,692	25,425
Prior year	3,963	4,059
Total paid	28,655	29,484
Acquired balances, net of post-acquisition adjustments	—	361
Change in non-risk and other payables	327	(25)
Medical claims and benefits payable, ending balance	$4,988	$4,844

Days in Claims Payable (1)	44	46

__________________
(1)The Company calculates Days in Claims Payable using claims incurred but not paid, or IBNP, and other fee-for-service payables included in medical claims and benefits payable, and quarterly fee-for-service related costs included in medical care costs within the Company’s consolidated financial statements.

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Molina Healthcare, Inc. Reports Third Quarter 2026 Financial Results

October 21, 2026
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES
(In millions, except per diluted share amounts)

The Company believes that certain non-GAAP (generally accepted accounting principles) financial measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. The non-GAAP financial measures are also used internally to enable management to assess the Company’s performance consistently over time. These non-GAAP financial measures, presented below, should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.
Adjustments represent additions and deductions to GAAP net income as indicated in the table below, which include the non-cash impact of amortization of acquired intangible assets, acquisition-related expenses, impairments, and the impact of certain expenses and other items that management believes are not indicative of longer-term business trends and operations.
Adjusted G&A Ratio represents the GAAP G&A ratio, recognizing adjustments.
Adjusted net income represents GAAP net income recognizing the adjustments, net of tax. The Company believes that adjusted net income is helpful to investors in assessing the Company’s financial performance.
Adjusted net income per diluted share represents adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.
Adjusted pre-tax margin represents adjusted income before income tax expense, divided by total revenue.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
GAAP Net income	$38	$0.73	$79	$1.51	$112	$2.19	$632	$11.79
Adjustments:
Amortization of intangible assets	$10	$0.19	$20	$0.37	$29	$0.56	$73	$1.35
Acquisition-related expenses (1)	—	—	4	0.07	33	0.61	46	0.86
Impairment (2)	—	—	—	—	93	1.82	—	—
Other (3)	—	—	(1)	(0.01)	21	0.44	1	0.02
Subtotal, adjustments	10	0.19	23	0.43	176	3.43	120	2.23
Income tax effect	(2)	(0.03)	(5)	(0.10)	(45)	(0.88)	(28)	(0.53)
Adjustments, net of tax	8	0.16	18	0.33	131	2.55	92	1.70
Adjusted net income	$46	$0.89	$97	$1.84	$243	$4.74	$724	$13.49

__________________
(1)Reflects non-recurring costs associated with acquisitions, including various transaction and certain integration costs.
(2)This impairment charge results from the Company’s decision to exit the Medicare Advantage Prescription Drug product for 2027 as that product does not align with the Company’s strategic shift to focus exclusively on dual eligible members in Medicare.
(3)The nine months ended September 30, 2026 primarily includes non-recurring termination benefits, and the nine months ended September 30, 2025 includes non-recurring litigation costs.
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Molina Healthcare, Inc. Reports Third Quarter 2026 Financial Results

October 21, 2026
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES (CONTINUED)
2026 GUIDANCE

	Amount	Per Diluted Share (2)
GAAP Net income	$122	$2.38
Adjustments:
Acquisition-related expenses	48	0.89
Amortization of intangible assets	36	0.70
Impairment	93	1.82
Other	21	0.44
Subtotal, adjustments	198	3.85
Income tax effect (1)	(50)	(0.98)
Adjustments, net of tax	148	2.87
Adjusted net income	$270	$5.25

__________________
(1)Income tax effect calculated at the statutory tax rate of approximately 25.5%.
(2)Computations assume approximately 51.4 million diluted weighted average shares outstanding.

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